Exhibit 99.1

ALPHA PRO TECH, LTD. ANNOUNCES THE LAUNCH OF THREE NEW PRODUCTS

EXPANDING BUILDING SUPPLY MARKET OPPORTUNITY

TECHNO SB® 25 & TECHNO SB® ULTRA Synthetic Roof Underlayment

REXTREME Premium Window and Door Flashing

FOR IMMEDIATE RELEASE

Company Contact: Alpha Pro Tech, Ltd. Donna Millar 905-479-0654 e-mail: ir@alphaprotech.com	Investor Relations Contact: Hayden IR Cameron Donahue 651-653-1854 e-mail: cameron@haydenir.com

Nogales, Arizona – April 4, 2019 – Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced the launch of new building supply products: TECHNO SB® 25 and TECHNO SB® ULTRA synthetic roof underlayment, as well as REXTREME Premium window and door flashing. The two new TECHNO family products are expected to significantly expand the Company’s opportunity to gain market share in the synthetic roof underlayment market, and the products round out the Company’s portfolio in this market, which has shifted to spunbond based (SB) products. The REXTREME Premium Window and Door Flashing adds a completely new potential revenue stream for the Company, which is expected to drive incremental revenue on top of the Company’s housewrap sales. REXTREME allows the Company to offer a complete sidewall weatherization system to builders, which system will include an industry-leading Limited Lifetime Product and Labor Warranty.

Lloyd Hoffman, President and Chief Executive Officer of Alpha Pro Tech, commented, “We continue to innovate and develop new product offerings to address market trends and to take advantage of opportunities to expand our product portfolio. Due to the shift in the synthetic roof underlayment market, in which non-woven spunbond layered products have outpaced the traditional synthetic woven underlayment, we have launched two new product offerings, TECHNO SB® 25 and TECHNO SB® ULTRA. TECHNO SB® 25 will target the economy end of the market, which accounts for a significant portion of the market, with TECHNO SB® ULTRA addressing the premium end of the market. TECHNO SB® 25 offers a 25 year warranty, and TECHNO SB® ULTRA comes with a lifetime warranty. We believe that Alpha Pro Tech is now positioned to address all segments of the spunbond synthetic roof underlayment market, significantly expanding our market opportunity in this product category. These products will launch early in the second quarter of 2019, and we have already had encouraging initial customer interest.”

Mr. Hoffman continued, “Our new REXTREME Premium Window and Door Flashing will be a critical component to Alpha Pro Tech’s housewrap systems and the warranties that we offer. Installers will be required to use our REXTREME product in conjunction with our housewrap products in order to be eligible for our full, industry leading warranty programs, which will drive market opportunities and encourage higher quality installs. REXTREME will be available for distribution by mid-second quarter of 2019. We now have a complete sidewall weatherization system and, as a result, anticipate a material increase in housewrap system sales.”

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech's website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates, new or expanded products or product lines and the success of such products or product lines, and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.